Exhibit 10.1

RESTRUCTURING AGREEMENT

This Restructuring Agreement (this “Agreement”) is dated as of July 25, 2007, by and among GlobalOptions Group, Inc., a Delaware corporation (the “Company”), and the holders of the Company’s securities whose signatures appear on the signature pages attached hereto (each, a “Holder” and, collectively, the “Holders”).

Recitals:

WHEREAS, certain of the Holders as of the close of business on June 11, 2007 (each, a “Series A Holder” and, collectively, the “Series A Holders”) hold (a) an aggregate of 6,330 shares of Series A Convertible Preferred Stock, par value $.001 per share and stated value $1,000 per share (the “Series A Preferred Shares”), of the Company, convertible into an aggregate of 395,625 shares of the Company’s common stock, par value $.001 per share (“Common Stock”), at a conversion price of $16.00 per share, and (b) warrants to purchase an aggregate of 125,015 shares of Common Stock originally issued on or about June 24, 2005 and having a current exercise price per share of $16.00 (the “AA Warrants”), in each case issued pursuant to that Subscription Agreement with respect to the Series A Preferred Shares and AA Warrants by and among the Company and Series A Holders (the “Series A Subscription Agreement”); and

WHEREAS, certain of the Holders who do not also hold Series A Preferred Shares as of the close of business on June 11, 2007 (each, a “Standalone Warrantholder” and, collectively, the “Standalone Warrantholders”) hold AA Warrants to purchase an aggregate of 26,376 shares of Common Stock; and

WHEREAS, certain of the Holders as of the close of business on June 11, 2007 (each, a “Series BB/C Warrantholder” and, collectively, the “Series BB/C Warrantholders”) hold the following warrants of the Company issued in connection with the transactions contemplated by the Series A Subscription Agreement: (a) warrants to purchase an aggregate of 292,984 shares of Common Stock originally issued on or about June 24, 2005 and having a current exercise price per share of $16.00 (the “BB Warrants”); and/or (b) warrants to purchase an aggregate of 75,009 shares of Common Stock originally issued on or about June 24, 2005 and having a current exercise price per share of $16.00 (the “C Warrants” and, together with the B Warrants, the “BB/C Warrants”); and

WHEREAS, the Series A Subscription Agreement sets forth certain registration rights with respect to the shares of Common Stock issuable upon conversion or exercise of the Series A Preferred Shares, the AA Warrants and the BB/C Warrants; and

WHEREAS, certain of the Holders as of the close of business on June 11, 2007 (each, a “BH Warrantholder” and, collectively, the “BH Warrantholders”) hold warrants to purchase an aggregate of 31,250 shares of Common Stock originally issued on or about March 10, 2006 and having a current exercise price per share of $20.00 (the “BH Warrants”); and

WHEREAS, certain of the Holders as of the close of business on June 11, 2007 (each, a “Series B Holder” and, collectively, the “Series B Holders”) hold (a) an aggregate of 53,070 shares of Series B Convertible Preferred Stock, par value $.001 per share and stated value $1,000 per share (the “Series B Preferred Shares”), of the Company, convertible into an aggregate of

3,316,875 shares of Common Stock at a conversion price of $16.00 per share, and (b)(i) warrants to purchase an aggregate of 1,160,908 shares of Common Stock originally issued on or about June 29, 2006 and having a current exercise price per share of $17.20 (the “B-1 Warrants”), and (ii) warrants to purchase an aggregate of 1,185,874 shares of Common Stock originally issued on or about June 29, 2006 and having a current exercise price per share of $22.32 (the “B-2 Warrants” and, together with the B-1 Warrants, the “Series B Warrants” and, together with the Series A Preferred Shares, the AA Warrants, the BB/C Warrants, the BH Warrants and the Series B Preferred Shares, the “Old Securities”), in each case issued in connection with the transactions contemplated by the Convertible Note Purchase Agreement, dated as of June 28, 2006, by and among the Company and Series B Holders (the “Note Purchase Agreement”); and

WHEREAS, certain of the Holders are party to an Investor Rights Agreement, dated as of June 28, 2006, as amended (the “Series B Investor Rights Agreement”), with respect to the shares of Common Stock issuable upon conversion or exercise of the Series B Preferred Shares and the Series B Warrants; and

WHEREAS, subject to the terms and conditions set forth herein, the Company and the Series A Holders desire to cancel and retire the Series A Preferred Shares, cancel and terminate the AA Warrants held by the Series A Holders and terminate any and all of their respective rights and obligations under the Series A Subscription Agreement and the Certificate of Designations, Powers, Preferences and Other Rights and Qualifications of Series A Convertible Preferred Stock (the “Series A Certificate of Designation”), and the Series A Holders are willing to receive, in consideration of the cancellation and retirement of the Series A Preferred Shares and the cancellation and termination of the AA Warrants held by them, (a) an aggregate of 6,330 shares of Series C Convertible Preferred Stock, par value $.001 per share and stated value $1,000 per share (the “Series C Preferred Shares”), of the Company, convertible into an aggregate of 422,000 shares of Common Stock at a conversion price of $15.00 per share, and (b) an aggregate of 197,813 shares of Common Stock;

WHEREAS, subject to the terms and conditions set forth herein, the Company and the Standalone Warrantholders desire to cancel and terminate the AA Warrants held by the Standalone Warrantholders, and the Standalone Warrantholders are willing to receive, in consideration of the cancellation and termination of the AA Warrants held by them, an aggregate of 5,276 shares of Common Stock; and

WHEREAS, subject to the terms and conditions set forth herein, the Company and the Series BB/C Warrantholders desire to cancel and terminate the BB/C Warrants held by the Series BB/C Warrantholders, and the Series BB/C Warrantholders are willing to receive, in consideration of the cancellation and termination of the BB/C Warrants held by them, an aggregate of 73,599 shares of Common Stock; and

WHEREAS, subject to the terms and conditions set forth herein, the Company and the BH Warrantholders desire to cancel and terminate the BH Warrants, and the BH Warrantholders are willing to receive, in consideration of the cancellation and termination of the BH Warrants held by them, an aggregate of 6,250 shares of Common Stock; and

WHEREAS, subject to the terms and conditions set forth herein, the Company and the

Series B Holders desire to cancel and retire the Series B Preferred Shares, cancel and terminate the Series B Warrants and terminate any and all of their respective rights and obligations under the Note Purchase Agreement and the Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series B Convertible Preferred Stock (the “Series B Certificate of Designation” and, together with the Series A Subscription Agreement, the Series A Certificate of Designation, the AA Warrants, the BB/C Warrants, the BH Warrants, the Note Purchase Agreement, the Series B Warrants and the Series B Investor Rights Agreement, the “Prior Transaction Documents”), and the Series B Holders are willing to receive, in consideration of the cancellation and retirement of the Series B Preferred Shares and the cancellation and termination of the Series B Warrants held by them, (a) an aggregate of 53,070 Series C Preferred Shares, convertible into an aggregate of 3,538,000 shares of Common Stock at a conversion price of $15.00 per share, and (b) an aggregate of 1,658,438 shares of Common Stock; and

WHEREAS, if the issuance of shares of Common Stock to any Holder pursuant to the terms hereof (any such Holder being hereinafter referred to as a “Blocked Holder”) would result in the beneficial ownership by such Blocked Holder and its affiliates (as defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”)), and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Blocked Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including shares held by any “group” (as defined in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission (the “Commission”)) of which the Blocked Holder is a member, but, for avoidance of doubt, excluding shares of Common Stock issuable upon conversion or exercise of securities or rights to acquire securities that are subject to similar beneficial ownership caps), of in excess of 4.99% of the total number of shares of Common Stock issued and outstanding immediately following the Closing (the “Beneficial Ownership Cap”), then such Blocked Holder shall have the option to receive either (i) shares of Common Stock pursuant to the terms hereof up to the Beneficial Ownership Cap and, in lieu of the issuance to such Blocked Holder of shares of Common Stock in excess of the Beneficial Ownership Cap, shares of Series D Convertible Preferred Stock, par and stated value of $.001 per share (the “Series D Preferred Shares”), of the Company convertible into the number of shares of Common Stock such Blocked Holder would have otherwise received but for such Beneficial Ownership Cap (the “Common Stock/Series D Option”) or (ii) in lieu of the issuance to such Blocked Holder of any shares of Common Stock pursuant to the terms hereof, Series D Preferred Shares convertible into the number of shares of Common Stock such Blocked Holder would have otherwise received pursuant to the terms hereof (the “Series D Option”); and

WHEREAS, the Company and the Holders desire to amend each of the Series A Subscription Agreement and the Series B Investor Rights Agreement to provide for their termination effective as of the Closing Date and to enter into a new registration rights agreement, substantially in the form attached as Exhibit A hereto (the “New Registration Rights Agreement”), effective as of the Closing Date, with respect to the New Securities (as hereinafter defined).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:

AGREEMENT:

1. Restructuring.

(a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing:

(i) each Series A Holder shall deliver to the Company all of the Series A Preferred Shares and AA Warrants owned beneficially or of record by it for cancellation and retirement, or cancellation and termination, by the Company, and the Company shall, in consideration of the cancellation and retirement of such Series A Preferred Shares and cancellation and termination of such AA Warrants, issue and deliver to each such Series A Holder the number of Series C Preferred Shares, the number of shares of Common Stock and/or the number of Series D Preferred Shares (as applicable) set forth next to such Series A Holder’s name on Schedule I hereto;

(ii) each Standalone Warrantholder shall deliver to the Company all of the AA Warrants owned beneficially or of record by it for cancellation and termination by the Company, and the Company shall, in consideration of the cancellation and termination of such AA Warrants, issue and deliver to each such Standalone Warrantholder the number of shares of Common Stock and/or the number of Series D Preferred Shares (as applicable) set forth next to such Standalone Warrantholder’s name on Schedule II hereto;

(iii) each Series BB/C Warrantholder shall deliver to the Company all of the BB/C Warrants owned beneficially or of record by it for cancellation and termination by the Company, and the Company shall, in consideration of the cancellation and termination of such BB/C Warrants, issue and deliver to each such Series BB/C Warrantholder the number of shares of Common Stock and/or the number of Series D Preferred Shares (as applicable) set forth next to such Series BB/C Warrantholder’s name on Schedule III hereto;

(iv) each BH Warrantholder shall deliver to the Company all of the BH Warrants owned beneficially or of record by it for cancellation and termination by the Company, and the Company shall, in consideration of the cancellation and termination of such BH Warrants, issue and deliver to each such BH Warrantholder the number of shares of Common Stock and/or the number of Series D Preferred Shares (as applicable) set forth next to such BH Warrantholder’s name on Schedule IV hereto; and

(v) each Series B Holder shall deliver to the Company all of the Series B Preferred Shares and Series B Warrants owned beneficially or of record by it for cancellation and retirement, or cancellation and termination, by the Company, and the Company shall, in consideration of the cancellation and retirement of such Series B Preferred Shares and cancellation and termination of such Series B Warrants, issue and deliver to each such Series B Holder the number of Series C Preferred Shares, the number of shares of Common Stock and/or the number of Series D Preferred Shares (as applicable) set forth next to such Series B Holder’s name on Schedule V hereto.

The (i) Series C Preferred Shares, (ii) Series D Preferred Shares (including any Series D Preferred Shares issuable upon conversion of the Series C Preferred Shares), (iii) shares of Common Stock issuable upon conversion of the Series C Preferred Shares, (iv) shares of Common Stock issuable upon conversion of the Series D Preferred Shares, and (iv) shares of Common Stock to be issued and delivered by the Company pursuant to this Section 1(a) are sometimes collectively referred to herein as the “New Securities”.

(b) A Blocked Holder must have notified the Company in writing prior to the effective date of this Agreement of its election to receive the Series D Option, otherwise a Blocked Holder will be deemed to have elected to receive the Common Stock/Series D Option. A Blocked Holder’s election of the Series D Option will be reflected on the appropriate schedule(s) to this Agreement.

(c) The closing under this Agreement (the “Closing”) shall take place at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022 upon the satisfaction of each of the conditions set forth in Sections 4 and 5 hereof (the “Closing Date”).

(d) The designations, rights, preferences and other terms and provisions of the Series C Preferred Shares are set forth in the Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series C Convertible Preferred Stock, substantially in the form attached as Exhibit B hereto (the “Series C Certificate of Designation”). The designations, rights, preferences and other terms and provisions of the Series D Preferred Shares are set forth in the Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series D Convertible Preferred Stock, substantially in the form attached as Exhibit C hereto (the “Series D Certificate of Designation”).

2. Representations, Warranties and Covenants of the Holders. Each of the Holders hereby makes the following representations and warranties to the Company, and covenants for the benefit of the Company, with respect solely to itself and not with respect to any other Holder:

(a) If a Holder is an entity, such Holder is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Each Holder is, and immediately prior to the Closing will be, the record and beneficial owner of the number and type of Old Securities set forth next to its name on the schedules hereto, free and clear of any and all liens, pledges, security interests, options, charges, encumbrances, agreements or claims of any kind whatsoever (collectively, “Liens”), other than agreements that will be terminated upon the Closing. On the Closing Date, each Holder’s delivery of such Holder’s Old Securities to the Company will convey to the Company lawful, valid and marketable title to such Old Securities, free and clear of any and all Liens.

(c) This Agreement has been duly authorized, validly executed and delivered by each Holder and is a valid and binding agreement and obligation of each Holder enforceable against such Holder in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and each Holder has full right, power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(d) Each Holder understands that the New Securities to be issued and delivered to such Holder hereunder are being offered and sold to it in reliance on specific provisions of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of each Holder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act and applicable state securities laws. Each Holder understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the New Securities.

(e) Each Holder is an “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act), and such Holder has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the New Securities. Each Holder is not required to be registered as a broker-dealer under Section 15 of the Exchange Act, and such Holder is not a broker-dealer. Each Holder acknowledges that an investment in the New Securities is speculative and involves a high degree of risk.

(f) Each Holder is and will be acquiring its New Securities for its own account, and not with a view to any resale or distribution in whole or in part, in violation of the Securities Act or any applicable securities laws. Each Holder does not have a present intention to sell any New Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any New Securities to or through any person or entity; provided, however, that by making the representations herein, such Holder does not agree to hold New Securities for any minimum or other specific term and reserves the right to dispose of New Securities at any time in accordance with federal and state securities laws applicable to such disposition. Each Holder acknowledges that it (i) has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Company, (ii) is able to bear the financial risks associated with an investment in its New Securities and (iii) has been given full access to such records of the Company and its subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

(g) The offer and sale of the New Securities is intended to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) and/or Section 4(2) thereof. Each Holder understands that its New Securities have not been, and may never be, registered under the Securities Act and that none of such New Securities can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or the Company receives an opinion of counsel reasonably acceptable to the Company that an exemption from registration under the Securities Act is available (and then such New Securities may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws). Each Holder acknowledges that it is familiar with Rule 144 under the Securities Act (“Rule 144”) and that such Holder has been advised that Rule 144 permits resales only under certain circumstances. Each Holder understands that to the extent that Rule 144 is not available, such Holder will be unable to sell its New Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(h) Each Holder has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with any of the transactions contemplated by this Agreement.

(i) Each Holder acknowledges that no New Securities were offered to it by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Holder was invited by any of the foregoing means of communications. Each Holder, in making the decision to acquire its New Securities, has relied upon independent investigation made by it and the representations, warranties and agreements set forth in this Agreement and has not relied on any information or representations made by third parties.

(j) Each Series A Holder and Series B Holder hereby (i) authorizes and approves the form, terms and provisions of the Series C Certificate of Designation and the Series D Certificate of Designation and the filing of the Series C Certificate of Designation and the Series D Certificate of Designation by the Company with the Secretary of State of the State of Delaware and (ii) consents to the authorization, issuance and delivery by the Company of (x) the Series C Preferred Shares and the Series D Preferred Shares pursuant to Section 1(a) hereof and (y) the Series D Preferred Shares issuable under certain circumstances upon conversion of the Series C Preferred Shares, as described in the Series C Certificate of Designation.

(k) Each Holder covenants that neither it nor any affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales (as defined below) during the period commencing on the date hereof and ending upon (i) the expiration of the Lock-Up Period (as such term is defined in the New Registration Rights Agreement) or (ii) the date that is six (6) months after the date hereof, if a Qualified Offering (as such term is defined in the Series C Certificate of Designation) has not been consummated by such date. Each Holder covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Holder will maintain the confidentiality of all disclosures made to it in connection with such transactions (including the existence and terms of such transactions). “Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act

3. Representations, Warranties and Covenants of the Company. The Company represents and warrants to each Holder, and covenants for the benefit of each Holder, as follows:

(a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify or be in good standing would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, assets, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or any condition, circumstance, fact or event that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement, the Series C Certificate of Designation, the Series D Certificate of Designation and the New Registration Rights Agreement (collectively, the “Transaction Documents”).

(b) The New Securities have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with the terms hereof or the terms of the Series C Certificate of Designation or the Series D Certificate of Designation, the New Securities will be validly issued, fully paid and nonassessable, free and clear of any and all Liens other than as expressly set forth in the Transaction Documents or those created by any Holder. The shares of Common Stock issuable upon conversion of the Series C Preferred Shares and the Series D Preferred Shares have been duly reserved for issuance by the Company.

(c) Each of this Agreement and the other Transaction Documents has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder.

(d) The execution and delivery by the Company of this Agreement and the other Transaction Documents and the consummation by the Company of the transactions contemplated by this Agreement and the other Transaction Documents do not and will not (i) conflict with, or result in a breach of or a default (with or without notice or lapse of time or both) under, any of the terms or provisions of (A) the Company’s certificate of incorporation or bylaws, each as amended to date, or (B) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries, or any of their respective properties or assets, is bound, (ii) result in a violation of any provision of any existing applicable law, statute, rule, regulation, decree, judgment or order of or by any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets or (iii) result in the creation or imposition of any Lien upon any properties or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them or their respective properties or assets is bound, except in the case of clauses (i)(B), (ii) and (iii) for any such conflicts, breaches, defaults, violations or Liens that would not have a Material Adverse Effect.

(e) No consent, approval or authorization of, or notice, registration or filing with, any governmental authority on the part of the Company is required in connection with the execution, delivery and performance of this Agreement or the offer, issuance or delivery of the New Securities or the consummation of any other transaction contemplated by this Agreement or any of the other Transaction Documents (other than the filing of the Series C Certificate of Designation and the Series D Certificate of Designation with the Secretary of State of the State of Delaware or any filings which may be required to be made by the Company with the Commission or pursuant to any state or “blue sky” securities laws subsequent to the Closing, including pursuant to the terms of the New Registration Rights Agreement).

(f) The authorized capital stock of the Company and the shares thereof issued and outstanding as of June 11, 2007 are set forth on Schedule 3(f) attached hereto. All of the outstanding shares of the Company’s capital stock have been duly and validly authorized and issued, are fully paid and non-assessable, and were not issued in violation of any preemptive rights.

(g) The Company has made available to the Holders the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 (the “Form 10-KSB”) filed by the Company with the Commission. The Form 10-KSB (i) was prepared in all material respects in accordance with the requirements of the Exchange Act and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Company’s financial statements included in the Form 10-KSB (x) present fairly in all material respects the financial position of the Company and its subsidiaries on a consolidated basis as of the dates thereof and their results of operations, cash flows and stockholders’ equity for each of the periods then ended, and (y) were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved, in each case, except as otherwise indicated in the notes thereto.

(h) There is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any of their respective properties or assets, which, if adversely determined, would have a Material Adverse Effect.

(i) Neither the Company nor any of its subsidiaries nor any agent acting on behalf of the Company or any of its subsidiaries has taken or will take any action which would cause this Agreement or the offer, issuance or delivery of the New Securities to violate the Securities Act or the Exchange Act or any rules or regulations promulgated thereunder, as in effect on the Closing Date. Assuming that all of the representations and warranties of each Holder set forth in Section 2 are true, the offer, issuance and delivery of the New Securities hereunder is being conducted and completed in compliance with the Securities Act.

(j) Except for Burnham Hill Partners, which, through affiliates, owns securities to be restructured pursuant to the terms provided herein, the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the transactions contemplated by this Agreement.

(i) The Company covenants and agrees that promptly following the Closing, all of the Holders’ Series A Preferred Shares and Series B Preferred Shares will be cancelled and retired, and all of the Holders’ AA Warrants, BB/C Warrants, BH Warrants and Series B Warrants will be cancelled and terminated, by the Company.

4. Conditions Precedent to the Obligation of the Company to Issue the New Securities. The obligation of the Company to issue and deliver the New Securities to be acquired by each Holder hereunder is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) A sufficient number of Holders, as determined by the Company in its sole discretion, shall have executed and delivered to the Company this Agreement and the New Registration Rights Agreement.

(b) Each such Holder shall have delivered to the Company for cancellation, retirement and/or termination all of the Old Securities owned of record or beneficially by such Holder.

(c) Each such Holder shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Holder at or prior to the Closing Date.

(d) The representations and warranties of each such Holder shall be true and correct as of the Closing Date, except for representations and warranties that are expressly made as of a particular date, which shall continue to be true and correct as of such date.

5. Conditions Precedent to the Obligation of the Holders to Accept the New Securities. The obligation of each Holder to accept the New Securities to be acquired by it hereunder is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for each Holder’s sole benefit and may be waived by each Holder at any time in its sole discretion.

(a) The Company shall have executed and delivered this Agreement and the New Registration Rights Agreement.

(b) The Company shall have filed the Series C Certificate of Designation and the Series D Certificate of Designation with the Secretary of State of the State of Delaware.

(c) The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing Date.

(d) The representations and warranties of the Company shall be true and correct as of the Closing Date, except for representations and warranties that are expressly made as of a particular date, which shall continue to be true and correct as of such date.

(e) No statute, regulation, order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement at or prior to the Closing Date.

6. Securities Law Compliance.

(a) Securities Act. The Company shall timely prepare and file with the Commission the form of notice of the issuance of the New Securities pursuant to the requirements of Regulation D under the Securities Act.

(b) State Securities Law Compliance. The Company shall timely prepare and file such applications, consents to service of process (but not including a general consent to service of process) and similar documents and take such other steps and perform such further acts as shall be required by the state securities law requirements of each jurisdiction where a Holder resides, as indicated on each Holder’s signature page hereto, with respect to the issuance of the New Securities under this Agreement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

7. Transfer Restrictions.

(a) The New Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of New Securities other than pursuant to an effective registration statement, to the Company, to an affiliate of a Holder (who is an accredited investor and executes a customary representation letter) or in connection with a pledge as contemplated in Section 7(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that the transfer does not require registration of the transferred New Securities under the Securities Act; provided, however, that in the case of a transfer pursuant to Rule 144, no opinion shall be required if the transferor provides the Company with a customary seller’s representation letter and, if the sale is not pursuant to subsection (k) of Rule 144, a customary broker’s representation letter and a Form 144. Any transferee that agrees in writing to be bound by the terms of this Agreement and the

New Registration Rights Agreement shall have the rights of the transferring Holder under this Agreement and, to the extent provided therein, the New Registration Rights Agreement. Except as required by federal securities laws and the securities law of any state or other jurisdiction within the United States, New Securities may be transferred, in whole or in part, by a Holder to any person at any time. Upon surrender of certificates evidencing the New Securities being transferred in accordance with this Section 7(a), the Company shall reissue certificates evidencing the New Securities so transferred.

(b) Each Holder agrees to the imprinting, so long as is required by this Section 7, of a legend on any of such Holder’s New Securities in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO THIS EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

The Company acknowledges and agrees that each Holder may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of such Holder’s New Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of the arrangement, such Holder may transfer such pledged or secured New Securities to the pledgees or secured parties. Such pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith; provided, however, that such Holder shall provide the Company with the documentation as is reasonably requested by the Company to ensure that the pledge is pursuant to a bona fide margin agreement with a registered broker-dealer or a security interest in some or all of such Holder’s New Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Company will execute and deliver the documentation as a pledgee or secured party of New Securities may reasonably request in connection with a pledge or transfer of such New Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(c) Certificates evidencing the shares of Common Stock (x) issued upon conversion of the Series C Preferred Shares and Series D Preferred Shares and (y) issued pursuant to Section 1(a) hereof (such shares of Common Stock, the “New Common Shares”) shall not contain any legend (including the legend set forth in Section 7(b)) (i) following any sale of the New Common Shares pursuant to Rule 144 or pursuant to an effective registration statement, or (ii) if the New Common Shares are eligible for sale under Rule 144(k), provided that a Holder shall provide the Company with such information about such shares and such Holder as is reasonably necessary to permit the Company to conclude that such shares are so eligible, or (iii) if the legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly upon the occurrence of any of the events in clauses (i), (ii) or (iii) above to effect the removal of the legend hereunder and shall also cause its counsel to issue a “blanket” legal opinion to the Company’s transfer agent promptly after the Effective Date (as defined in the New Registration Rights Agreement), if required by the Company’s transfer agent, to allow sales pursuant to an effective registration statement, which opinion may be subject to customary qualifications. The Company agrees that at the time as the legend is no longer required under this Section 7(c), it will, no later than three trading days following the delivery by a Holder to the Company or the Company’s transfer agent of a certificate representing New Common Shares issued with a restrictive legend, deliver or cause to be delivered to such Holder a certificate representing such New Common Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section 7.

(d) Each Holder agrees that the removal of the restrictive legend from certificates representing New Common Shares as set forth in this Section 7 is predicated upon the Company’s reliance on and such Holder’s agreement that it will not sell any New Securities or New Common Shares except pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

8. Amendment of Prior Agreements. The Company and the Holders hereby agree that the following agreements are hereby amended to provide that each such agreement will terminate, and the Company and the Holders will have no further rights, obligations or liabilities thereunder, effective as of the Closing Date: (i) the Series A Subscription Agreement; (ii) the Note Purchase Agreement; and (iii) the Series B Investor Rights Agreement. Each Holder agrees that any and all Penalty Shares (as defined in the Series A Subscription Agreement) that were required to have been issued, and any and all liquidated damages that have been incurred or accrued, through and including the Closing Date pursuant to the terms of the Series A Subscription Agreement or the Series B Investor Rights Agreement are hereby forever waived.

9. Holder Release. Each Holder hereby releases, acquits and forever discharges the Company, its affiliates, each of their respective officers, directors, partners, employees, agents, advisors and representatives and their respective successors and assigns (collectively, the “Released Parties”) from any and all liabilities, claims, demands, actions or causes of action of any kind or nature whatsoever (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Holder now has or has ever had against any of the Released Parties arising on or prior to the date hereof under or in connection with any of the Prior Transaction Documents, but not under or in connection with any of the Transaction Documents. Each Holder hereby severally represents and warrants to the Company that it has not transferred or assigned to any person any claim that such Holder ever had or claimed to have against any of the Released Parties.

10. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Holders, their respective affiliates, each of their respective officers, directors, partners, employees, agents, advisors and representatives and their respective successors and assigns from and against any losses, damages or expenses which are caused by or arise out of (i) any breach or default in the performance by the Company of any covenant or agreement made by the Company in this Agreement or in any of the Transaction Documents; (ii) any breach of warranty or representation made by the Company in this Agreement or in any of the Transaction Documents; and (iii) any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing.

(b) Each of the Holders, severally and not jointly, agrees to indemnify and hold harmless the Company, its affiliates, each of their respective officers, directors, partners, employees, agents, advisors and representatives and their respective successors and assigns from and against any losses, damages or expenses which are caused by or arise out of (i) any breach or default in the performance by such Holder of any covenant or agreement made by such Holder in this Agreement or in any of the Transaction Documents; (ii) any breach of warranty or representation made by such Holder in this Agreement or in any of the Transaction Documents; and (iii) any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing.

11. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 5:00 p.m. (New York City time) on any business day, or (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service such as Federal Express with next day delivery specified. The addresses for such notices and communications shall be as follows:

If to a Holder at such Holder’s address set forth under its name on its signature page hereto, or with respect to the Company, addressed to:

GlobalOptions Group, Inc.

75 Rockefeller Plaza

27th Floor

New York, New York 10019

Attention: Chief Financial Officer

Facsimile No.: 212-445-0053

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Company shall be sent to Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, NY 10022, Attn: Robert H. Friedman, Esq., Facsimile No. 212-451-2222. Copies of notices to a Holder shall be sent to the addresses, if any, listed on such Holder’s signature page hereto.

Unless otherwise stated above, such communications shall be effective when they are received by the addressee thereof in conformity with this Section 11. Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

12. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and enforced in accordance with the laws of the State of New York without reference to the conflicts of laws principles thereof.

13. Jurisdiction and Venue. This Agreement shall be subject to the exclusive jurisdiction of the Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York and irrevocably and expressly agree to submit to the jurisdiction of the Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in New York County, New York, and further irrevocably waive any claim that any suit, action or proceeding brought in Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York has been brought in an inconvenient forum. Each of the parties hereto consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 13 shall affect or limit any right to serve process in any other manner permitted by law.

14. Successors and Assigns. This Agreement is personal to each of the parties and may not be assigned without the written consent of the other parties; provided, however, that any of the Holders shall be permitted to assign this Agreement to any person to whom it assigns or transfers securities issued or issuable pursuant to this Agreement. Any assignee must be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

15. Severability. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

16. Entire Agreement. This Agreement and the other agreements and instruments referenced herein constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties hereto.

17. Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the Company and the holders of at least a majority-in-interest of the Old Securities, and such waiver or amendment, as the case may be, shall be binding upon all Holders. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. No amendment shall be effected to impact a Holder in a disproportionately adverse fashion without the consent of such Holder.

18. No Waiver. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

19. No Third Party Beneficiary. Except as expressly set forth in Section 10 hereof, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

20. Waiver of Trial by Jury. THE PARTIES HERETO IRREVOCABLY WAIVE TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories. In the event that any signature is delivered by facsimile or other electronic image transmission technology, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

22. Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder under this Agreement or any Transaction Documents are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under any such agreement. Nothing contained herein or in any Transaction Documents, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by such agreement. Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. Each Holder represents that it has been represented by its own separate legal counsel in its review and negotiation of this Agreement and the other Transaction Documents.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GLOBALOPTIONS GROUP, INC.

By:	/s/ Harvey W. Schiller
Name:	Harvey W. Schiller
Title:	Chairman and Chief Executive Officer

[COMPANY SIGNATURE PAGE TO RESTRUCTURING AGREEMENT]

OMNIBUS SIGNATURE PAGE TO

GLOBALOPTIONS GROUP, INC.

RESTRUCTURING AGREEMENT

AND

RESTRUCTURING REGISTRATION RIGHTS AGREEMENT

The undersigned hereby acknowledges that he, she or it has read and understands all of the terms and provisions of each of the Restructuring Agreement and the Restructuring Registration Rights Agreement, including all exhibits and schedules thereto, and has had the opportunity to consult with legal counsel in connection therewith. By signing below, the undersigned hereby makes the representations and warranties of the undersigned set forth in, and agrees to be bound by all of the terms and provisions of, each of the Restructuring Agreement and the Restructuring Registration Rights Agreement.

Date: , 2007	Print Name (as it appears on your preferred stock or warrant certificate):

By:
Name:
Title:
Address:

Telephone:
Facsimile:
SSN/EIN#:

* Please note that in order for you to receive your Series C Preferred Stock, Series D Preferred Stock and/or Common Stock pursuant to the terms of the Restructuring Agreement, all of the above information must be completed. You must deliver this properly completed and duly executed signature page, together with all preferred stock and warrant certificates held by you, in proper form for transfer, or a lost securities affidavit in lieu thereof, to the Company in order to participate in the restructuring.

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